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                                                                    EXHIBIT 23.1

                           [ALEX. BROWN LETTERHEAD]

                  CONSENT OF ALEX. BROWN & SONS INCORPORATED

        We hereby consent to the use of our opinion letter dated April 5, 1997 to the Board of Directors of Alex. Brown Incorporated, included as Appendix C to the Joint Proxy Statement/Prospectus of June 10, 1997 which forms part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of Alex. Brown Incorporated, and Voyager Merger Corporation a wholly-owned subsidiary of Bankers Trust New York Corporation, and to the references to such opinion therein.

        In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        ALEX. BROWN & SONS INCORPORATED

                                        by: /s/ Steven J. Bottom
                                            --------------------------------
                                            Steven J. Bottom
                                            Managing Director